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Exhibit 4.1

Common Stock Warrant
Number C-14

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Void after 8 August 2007

ACCURAY INCORPORATED
COMMON STOCK PURCHASE WARRANT

        THIS CERTIFIES THAT, for value received, Hazem Chehabi, M.D. is entitled to purchase from ACCURAY INCORPORATED, a California corporation (the "Company"), for the period of five (5) years beginning on the Date of Grant set forth below, five hundred twenty-five thousand (525,000) shares of common stock of the Company. The per share price to be paid for the Common to be issued hereunder shall be the Warrant Price, initially one dollar ($1.00) per share, as adjusted pursuant to the terms hereof.

        1.    Definitions.    As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

          (a)    "Act"    shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (b)    "Commission"    shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

          (c)    "Common Stock" or "Common"    shall mean shares of the Company's presently or subsequently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

          (d)    "Company"    shall mean ACCURAY INCORPORATED, a California corporation, and any corporation which shall succeed to or assume the obligations of ACCURAY INCORPORATED under this Warrant

          (e)    "Date of Grant"    shall mean 9 August 2002.

          (f)    "Exercise Date"    shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 4 and 11 below.

          (g)    "Holder"    shall mean any person who shall at the time be the registered holder of this Warrant.

          (h)    "Shares"    shall mean shares of Common purchased or purchasable by the Holder under this Warrant.

        2.    Issuance of Warrant and Consideration Therefor.    This Warrant is issued in consideration of the payment of ten thousand dollars ($10,000) and of the Holder's surrender concurrently with the issuance by the Company of this Warrant of warrant number C-4, expiring 1 November 2004, to purchase 225,000 shares of the common stock of the Company at $0.75 per share.

        3.    Term.    The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending on the earliest of (a) fifth anniversary of the Date of Grant, (b) the closing of an underwritten public offering of the Company's Common Stock registered under the Act, or (c) upon the closing of a consolidation or merger of the Company (other than with its parent or wholly-owned subsidiary) with or into, or the transfer of all or substantially all of the Company's assets to, another corporation (unless the owners of the capital stock of the Company, prior to such transaction, continue to own a majority of the capital stock of the surviving corporation).

        4.    Method of Exercise and Payment.

          (a)    Method of Exercise    Subject to Section 3 hereof and compliance with all applicable federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part and from time to time, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (the form of which is attached hereto as Exhibit A), duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Warrant Price multiplied by the number of Shares then being purchased pursuant to one of the payment methods permitted under Section 4(b) below.

          (b)    Method of Payment.    Payment shall be made either (1) by check drawn on a United States bank and for United States funds made payable to the Company, or (2) by wire transfer of United States funds for the account of the Company.

          (c)    Net Issue Exercise.    Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, the Holder may elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with a properly endorsed notice of exercise and notice of such election, in which event the Company shall issue to the Holder a number of Shares of Common computed using the following formula:

  X =Y(A–B)/A

  Where X = the number of Shares of Common to be issued to the Holder.

  Y = the number of Shares of Common purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation),

  A = the fair market value of one share of the Common (at the date of such calculation), and

  B = the Warrant Price (as adjusted to the date of such calculation).

          For the purposes of the above calculation, fair market value of one share of Common shall be determined by agreement of the Company and the Holder or, failing such agreement, by a qualified business appraiser acceptable to the Company and the Holder; provided, however, that where there exists a public market for the Common at the time of such exercise, fair market value shall mean the average over the preceding twenty (20) trading days (or such fewer number of days as such public market has existed) of the mean of the high closing bid and asked prices on the over-the-counter market as reported by Nasdaq, or if then traded on a national securities exchange or the Nasdaq National Market, the average over the preceding twenty (20) trading days (or such fewer number of days as the Common has been so traded) of the mean of the high and low prices on the principal national securities exchange or the National Market on which it is so traded. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.

          (d)    Delivery of Certificate.    In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within thirty

  (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

          (e)    No Fractional Shares.    No fractional Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the fair market value per Share as of the date of exercise.

          (f)    Company's Representations.

      (i)
      All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. During the period within which the purchase right represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase right represented by this Warrant, a sufficient number of Shares to provide for the exercise of the purchase right represented by this Warrant.

      (ii)
      This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights.

      (iii)
      The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or, assuming the accuracy of the initial Holder's representations and warranties in the Subscription Agreement, require the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of or by any federal, state or local government authority or agency (other than such consents, approvals, notices, actions, filings, etc., as have already been obtained or made, as the case may be).

        5.    Adjustment of Warrant Price and Number of Shares.    The number of securities issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)    Adjustment for Dividends in Stock.    In case at any time or from time to time on or after the date hereof the holders of the Common of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (a), (b), (c), and (d) of this Paragraph 5.

          (b)    Adjustment for Reclassification or Reorganization.    In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company on or after the date hereof, then, and in each such case, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a), (c) and (d) of this Paragraph 5.; in each such case, the terms of this Paragraph 5 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c)    Stock Splits and Reverse Stock Splits.    If, at any time on or after the date hereof, the Company shall subdivide its outstanding Shares of Common into a greater number of Shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of Shares of Common shall be combined into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Shares receivable upon exercise of the Warrant shall be proportionately decreased.

          (d)    Merger, Sale of Assets, Etc.    If, at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of Shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Paragraph 5. If the per-share consideration payable to the Holder hereof for Shares in connection with any such transaction is in the form other than cash or marketable securities, then the value of such consideration shall be determined by agreement of the Company and the Holders of Warrants representing two-thirds of all Common Shares purchasable under this and all similar Warrants or, failing such agreement, by a qualified business appraiser acceptable to the Company and the said Holders. In all events, appropriate adjustment (determined as aforesaid) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any Shares or other property deliverable after that event upon exercise of this Warrant.

        6.    Notices of Record Date, Etc.    In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (the "Distribution"), (b) any capital reorganization or reclassification of the stated capital of the Company or any consolidation or merger of the Company with any other corporation or corporations (other than a wholly-owned subsidiary), or the sale or distribution of all or substantially all of the Company's property and assets (the "Reorganization Event"), or (c) any proposed filing of a registration statement under the Act in connection with a primary public offering of the Company's Common Stock (the "Registration Event"), the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date of any such Distribution stating the amount and character of such Distribution, (ii) the date on which any such Reorganization Event or Registration Event is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of the Company's securities shall be entitled to exchange their shares of the Company's securities for securities or other property deliverable upon such Reorganization Event. Such notice shall be mailed at least thirty (30) days prior to the date therein specified

        7.    Compliance with Act; Transferability and Negotiability of Warrant; Disposition of Shares.

          (a)    Compliance with Act.    The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise hereof are being acquired solely for its own account (or a trust account if the Holder is a trust) and not as a nominee for any other party and not with a view toward the resale or distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form satisfactory to the Company, that the Shares so issued are being acquired solely for its own account (or a trust account if the Holder is a trust) and not as a nominee for any other party and not with a view toward resale or distribution thereof. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend in substantially the following form.

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN ELECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

  In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

          (b)    Transferability and Negotiability of Warrant.    This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions satisfactory to the Company, if requested by the Company, and the transfer is to a person other than a general partner of the initial Holder). Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that neither this Warrant nor the Shares purchasable with this Warrant may be transferred to any entity or person which the Company reasonably determines to be an actual or potential competitor of the Company. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered Holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (c)    Disposition of Shares.    With respect to any offer, sale, transfer or other disposition of any Shares (or securities issued upon conversion of the Shares) acquired pursuant to the exercise of this Warrant prior to registration of such Shares, except for any such offer, sale, transfer or other disposition of Shares to a general partner of the initial Holder, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state securities laws) of such Shares and indicating whether or not under the Act certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of legal counsel for the holder is not reasonably satisfactory to the Company and its legal counsel, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144(k)) shall bear a restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless, in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

        8.    Rights of Shareholders.    No Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

        9.    Replacement of Warrants.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        10.    Exchange of Warrant.    Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the

Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.

        11.    Notices    All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

        12.    Waiver.    This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        13.    Governing Law.    This Warrant shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to agreements entered into in California and to be performed solely by California residents. The Company represents to the Holder that this Warrant constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

        14.    Titles and Subtitles; Forms of Pronouns.    The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

        15.    Expiration.    Subject to earlier termination pursuant to Section 3 above, the right to exercise this Warrant shall expire at 5:00 P.M. California time on the ending date determined in accordance with Paragraph 3.

Dated:	9 Aug, 2002	ACCURAY INCORPORATED
		By:	/s/ DONALD CADDES
		Title:	President & COO

EXHIBIT A

NOTICE OF EXERCISE

TO: ACCURAY INCORPORATED

        1.     The undersigned Holder of the attached original, executed Common Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to                                      Shares, as defined in the Warrant, of Accuray Incorporated Common.

        2.     The undersigned Holder elects to pay the aggregate Warrant Price for such Shares (the "Exercise Shares") in the following manner:

  ☐
  by the enclosed check drawn on a United States bank and for United States funds made payable to the Company in the amount of $                        ;

  ☐
  by wire transfer of United States funds to the account of the Company in the amount of $                        , which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company; or

  ☐
  pursuant to the forgiveness provisions set forth in Section 4(b)(3) of the Warrant, the Company to apply the amount of the aggregate Warrant Price first to interest owed and then to principal owed.

  ☐
  pursuant to the net exercise provisions set forth in Section 4(c) of the Warrant

        3.     Please issue a stock certificate or certificates representing the appropriate number of Shares in the name of the undersigned or in such other names as is specified below;

Name:
Address:

Tax Ident. No.:
Date.	HOLDER:

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ACCURAY INCORPORATED COMMON STOCK PURCHASE WARRANT
EXHIBIT A NOTICE OF EXERCISE